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                                                                   Exhibit 10.23


                 EXCLUSIVE MANUFACTURING & MARKETING AGREEMENT


          The Parties, Thane International, Inc. ("THANE"), a Delaware corporation with offices located in La Quinta, California, USA, and Optimum Health Technologies, Inc., ("OWNER"), a California corporation, with offices located in Rocklin, CA, enter into this Agreement with an "EFFECTIVE DATE" of May 23, 2001, with reference to the following facts.


                                    RECITALS

          Rick Jones is the owner and developer of a patented (US 6,102,875) massage, acupressure and magnetic therapy device known as "Magnassager(R)" and Optimum Health Technologies, Inc. is the owner of the registered trademark Magnassager(R)("PRODUCT"). OWNER has produced an infomercial ("INFOMERCIAL") to better promote the product and desires to have THANE air the Infomercial and distribute and market the Product worldwide.

          THANE is a leading international marketing firm, successful in production and product development and distribution and desires to air the Infomercial and exclusively market the Product worldwide.

          THANE and OWNER agree to the following terms and conditions in exchange for the mutual promises and covenants set forth in this Agreement.


                                    AGREEMENT

1.   WARRANTIES & COVENANTS.

          1.1 THANE. THANE warrants, promises, and covenants that it has the complete right, power and authority to enter into this Agreement.

          1.2 OWNER. OWNER warrants, promises, and covenants that it: (i) has the present right, power and authority to enter into this Agreement; (ii) has the ability, power and authority to grant the rights to THANE as set forth in this Agreement; (iii) will take all steps necessary to perfect its pending patent application and will maintain and have the sole and exclusive right during the Term to defend all intellectual property rights in full force, including, but not limited to, copyrights, patents, trademarks, and any and all required governmental approvals that currently exist or may exist for the Product for the Term of this Agreement; (iv) has not and will not knowingly violate any third parties' intellectual property rights; and (v) has disclosed to THANE all agreements, arrangements and encumbrances affecting the Product and/or the Product's financial viability.



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          1.3 CONFIDENTIALITY AND NON-COMPETITION. The Parties agree not to disclose confidential information regarding the other Party, their companies, their products, their operations, or the mechanical construction, technical information, design drawings, concept, ideas, sketches, wordings, media and marketing strategies, and chemical composition or formula related to the Product, or any other company information which may be deemed a trade secret, or is sensitive in nature and not otherwise known to the public (collectively "INFORMATION") or use such Information for commercial purpose or disclose such Information to any one outside of the relevant Party(s') organization without the prior written consent of the relevant Party and shall treat all such Information in strict confidence. This Agreement is exclusive and OWNER agrees not to manufacture, for itself or for third parties, the Product or any product substantially similar in competition with THANE's marketing efforts hereunder, during the Term of this Agreement.

2.   THE MANUFACTURE AND COST OF THE PRODUCT

          2.1 THE PRODUCT. The "PRODUCT"consists of a massage, acupressure and magnetic therapy device known as "Magnassager(R)", a 24 page illustrated manual, along with Product packaging ("BASIC UNIT"). The Product also consists of "ADDITIONAL PRODUCTS"as a defined below.

          2.2 ADDITIONAL PRODUCTS. OWNER and THANE may also develop additional related products, and upon mutual agreement, THANE may market these additional product(s), individually or in varying product configurations in its sole discretion along with the Product pursuant to the terms herein. Should THANE determine not to market an OWNER developed product, OWNER is free to market its product without regard to this Agreement.

          2.3 MANUFACTURE/PRODUCT QUALITY/PURCHASE. Upon "Roll-out" as defined herein, THANE will have the sole responsibility to control all manufacturing aspects of the Product and shall be responsible for determining and maintaining standards of product quality for the manufacture of the Product. OWNER shall have the right to review and approve the manufacturing quality of the Product from time to time. During the test period prior to "Roll-out", THANE shall purchase the Product from OWNER [******]
 .

          2.4 PRODUCT LIABILITY INSURANCE. The Party responsible for manufacturing the Product, shall maintain, in full force, comprehensive and general liability insurance including product liability insurance customarily maintained by manufacturers with a policy limit of not less than one million dollars per occurrence and two million dollars in the aggregate, with the other Party named as an additional insured.



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******* Confidential Treatment Requested
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3.0  PRODUCTION.

          3.1 INFOMERCIAL. OWNER has produced an Infomercial. OWNER warrants that all claims made in the Infomercial shall have appropriate substantiation as required by governmental agencies. OWNER warrants that it has or shall pay all production and any other costs related to the production of the Infomercial, including any and all talent royalties unless agree in writing otherwise. Upon execution of this Agreement, OWNER shall provide THANE with a textless unmixed master and a mixed Beta master with graphics and text and all testimonial release forms or other licensing contracts, any and all existing claims substantiation as required by governmental agencies.

          3.2 THANE MATERIALS. THANE will have the sole discretion to determine if it will produce print advertisements, collateral materials, and/or tweak the Infomercial ("THANE MATERIALS"). OWNER shall provide collaboration in the production of Thane Materials by providing upon request all existing Infomercial footage and all existing print, art work and studies that OWNER may own or control for the collateral support materials for the Product. OWNER will have the right, ability and responsibility to give its written approval of all Thane Materials, to the extent that they express the benefits, elements, and claims of the Product accurately and place OWNER in an accurate light, not to be unreasonably withheld, nor delayed.

          3.3 OWNER APPROVAL RESPONSIBILITY. Before finalizing Thane Materials, OWNER will have the right, ability and responsibility to give its written approval to the extent that Thane Materials express the benefits, elements, and claims of the Product accurately and place OWNER in an accurate light. OWNER agrees that it will not unreasonably withhold its approval, nor delay its approval for an unreasonable period of time ("OWNER APPROVAL"). Any request for Owner Approval shall be submitted in writing along with all applicable information and materials. If OWNER does not respond within three days from the day of receipt of request, then such request shall be deemed approved.

4.   MARKETING PLAN.

          4.1 THE MARKETING PLAN. THANE will have the sole discretion to determine the marketing plan. THANE will be responsible during the Term of this Agreement for paying for, and managing directly, or through the use of agents or sub-contractors, all functions necessary for the worldwide marketing and distribution of the Product and Infomercial or Infomercial, including without limitation, the management of: (i) in-bound fulfilment; (ii) out-bound fulfilment; (iii) credit card processing; (iv) accounting; (v) inventory control; (vi) customer service; (vii) media planning and buying; (viii) out-bound telemarketing; (ix)customer list database; (x) after-market sales; and, (xi) foreign distribution. THANE shall put forth its best efforts to maximize the financial success

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of the marketing campaign for the sale of the Product. Thane may contract with a current or future subsidiary company to provide any of the above services provided that such services are of like quality and at or below market price.
The Parties shall mutually agree on the pricing of the Product.

          4.2 SALES ADMINISTRATION FEE. THANE and OWNER agree that THANE shall receive [******]







          4.3 CUSTOMER LIST. THANE and OWNER agree that all customer names, addresses and phone numbers generated by THANE from the marketing of the Product shall be solely owned by THANE ("CUSTOMER LIST").

5.   MARKET TEST PERIOD.

          5.1 MARKET TEST. Upon receipt of all materials outlined in Section 3.1 herein, THANE shall conduct project set-up and purchase media for test marketing. THANE shall test the Infomercial for a period of two months or so long as THANE continues to tweak and re-test the Infomercial ("MARKET TEST"). THANE will determine in its sole discretion the actual amount of capital provided according to the availability of cost-effective media, the success or failure of the Infomercial, and the financial requirement to pay for all media expenses. THANE shall provide to OWNER media results and analyses and sales counts regularly.

          5.2 FAILURE OF MARKET TESTS. Should THANE cease tweaking or re-testing of the Infomercial or determine that the results of the Market Test do not warrant further effort, THANE shall notify OWNER in writing within five (5) days and this Agreement shall terminate and all rights granted herein shall revert to OWNER, excepting that THANE shall retain the right to exclusively market to customers then existing due to its test marketing efforts for the remainder of the Term. THANE shall provide to OWNER any and all media results and analyses and sales counts not previously provided. Should Thane determine in its sole discretion that the Market Tests warrant the marketing of the Product, it shall "Roll-out" the Product. [******]

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****** Confidential Treatment Requested
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6.   GRANT OF RIGHTS.

          6.1 OWNERSHIP OF PROPERTY AND COPYRIGHTS. THANE acknowledges and agrees that OWNER is the owner of the Product rights including patents, trademarks and copyrights for the Product, the Infomercial, and the Product name. Thane is the sole owner of all rights, including copyrights and trademarks for any and all Thane Materials and the Customer List.

          6.2 EXCLUSIVE BROADCAST AND MARKETING RIGHTS. Subject to the terms and conditions of this Agreement, OWNER hereby grants to THANE the exclusive right, worldwide, to air the Infomercial and to market and sell the Product. THANE's exclusive marketing rights shall include all possible market areas available today, and those that will be available in the future throughout the world. These areas will include, but will not be limited to: print; retail; radio; television; cable; satellite cable and television; catalog; the Internet; home shopping networks.

          6.3 EXCLUSIVITY MINIMUM. The exclusive marketing rights granted to THANE shall remain exclusive for two years (1) from Roll-out ("INITIAL TERM OF EXCLUSIVITY"). Thereafter, [******]










7.   ACCOUNTING AND NET REVENUE.

          7.1 DISBURSEMENT OF NET REVENUE. THANE shall determine, account, and
pay to OWNER, [******]                               . THANE will maintain an
operating account and shall prepare accurate accounting statements according to general accepted accounting principals consistently applied, setting forth all sales, returns, taxes, and Net Revenue. [******]

                                                            . OWNER shall have
the ability and right to inspect and audit all books and records concerning the Product, including unit sales, returns, taxes, and Net Revenue from the sale of all Product. OWNER, or its duly appointed representative, will conduct the inspection only during normal business hours upon a written request submitted to THANE at least ten (10) business days prior to the day of the inspection.

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****** Confidential Treatment Requested
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          7.2 DEFINITION OF NET REVENUE. "NET REVENUE" shall mean for this
Agreement [******]














          7.3 NET REVENUE ADVANCE UPON ROLL-OUT. Upon Roll-out as defined in
Section 5.2 herein, THANE shall pay to OWNER [******]
 .

8. INDEMNIFICATION. OWNER agrees to hold THANE, its successors, assigns, licensees, agents, associates, directors and employees harmless from any and all claims, damages, costs and expenses, attorney's fees, damages, recoveries, and settlements which arise from, or may arise out of, any representation, claim, statement, promise, warranty, and presentation that OWNER makes about the Product, from any infringement of OWNER on the intellectual property rights of another, from Product liability and Product defects for Product it manufactures, and from the breach by OWNER of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement. THANE agrees to hold OWNER, its successors, assigns, licensees, agents, associates, directors and employees harmless from any and all claims, damages, costs and expenses, attorney's fees, damages, recoveries, and settlements which arise from, or may arise out of, any representation, claim,

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****** Confidential Treatment Requested
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statement, promise, warranty, and presentation that THANE makes about the
Product in any Thane Materials, or by any of THANE's representatives, sales people, public relations people, agents, and marketing people which OWNER has not approved, or ratified their use, from Product liability and Product defects for Product it manufactures, and from the breach by THANE of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement.

9. INDEPENDENT AND SEPARATE COMPANIES. THANE and OWNER enter into this Agreement as separate and independent corporations, businesses and companies. THANE and OWNER will be responsible for the payment of all compensation, wages, taxes, dues, employment benefits and operating expenses in connection with the separate operations of their respective businesses, corporations and companies. This Agreement does not create a partnership, agency or joint venture relationship between OWNER and THANE. THANE and OWNER agree that neither will, nor permit any person or entity acting for or on its behalf to, bind or obligate the other Party, or represent to have such authority, without the express prior written approval of the other Party.

10. TERM. Subject to the terms and conditions of this Agreement, the Term of this Agreement shall be for five (5) years from the Effective Date of this Agreement. The Term of this Agreement may be extended or terminated only by mutual written agreement.

11. ENTIRE AGREEMENT. This Agreement contains the entire understanding between THANE and OWNER that supersedes any prior agreements, written or oral, respecting the subject matter of this Agreement.

12. CONTROLLING LAW/ENFORCEMENT. The laws of the State of California will govern the interpretation of this Agreement, and the rights and obligations of the parties to it, without regard to a conflict of laws principle. A court will consider the terms and conditions of this Agreement to be severable so that any of its terms, conditions, or clauses shall not invalidate, or render unenforceable the entire agreement. The exclusive venue and jurisdiction for any actions related to this Agreement shall be in the state courts in Riverside County, Indio Branch, California, and to the extent that federal courts have exclusive jurisdiction, the US District Court for the Central District. If any party to this Agreement retains the services of an attorney, or files a law suit, to enforce the terms and conditions of this Agreement, a court may award the prevailing party costs and expenses, including attorney's fees.

13. ASSIGNMENT OF RIGHTS. THANE shall have the complete power, right and authority to assign any and all rights granted under this Agreement to any parent or subsidiary company.

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THANE agrees to notify OWNER of any such assignment and THANE agrees to remain liable for its obligations to OWNER as set forth in this Agreement. Rick Jones hereby assigns any and all rights to its Patent US 6,102,875 to Adam Jones of Seattle, Washington, should he die during the Term herein. The Parties intend that this Agreement, and all of its obligations and rights, shall be binding upon assignees and successors of OWNER, whether such succession is by gift, will, or sale, to the fullest extent as if such successors and assignees were Parties hereto.

14. NOTICES. Any notice given under this Agreement shall be in writing and shall only be deemed proper notice if served personally, or by registered or certified first class mail with return receipt requested, and addressed to the party to whom the notice is intended at the following addresses. Any change of address must be in writing and properly delivered to the other Party pursuant to the requirements of notice set forth in this paragraph.

             a) OWNER:         Optimum Health Technologies, Inc.
                               PO Box 1919
                               Rocklin, CA 95677
                               Attention: Rick Jones, William Camblin
                               (916) 630-7015 Phone
                               (916) 630-7018 Fax
                               E-Mail: rick@magnassager.com

                and to:        Rick Jones
                               5051 El Don #1801
                               Rocklin, CA 95677
                               Tel: (916) 630-7015

             b) THANE:         Thane International, Inc.
                               78-140 Calle Tampico
                               La Quinta, CA 92253
                               Attention: Andrew Tobias and Legal Department
                               760 777-0217 Phone
                               760 777-0214 Fax
                               E-Mail: kallen@thaneinc.com

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         IN WITNESS HEREOF, the Parties hereto have executed this Agreement as of the Effective Date herein.

         Optimum Health Technologies, Inc.



         /s/ Rick E. Jones
         ---------------------------------
         By: Rick E. Jones, President



         /s/ Rick E. Jones
         ---------------------------------
         By: Rick Jones in his individual capacity



         Thane International, Inc.


         /s/ Kandy Allen
         ---------------------------------
         By: Kandy Allen, Corporate Secretary


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